UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) and (e)

On September 12, 2012, Frank C. Orsini was appointed as President, Electrical Power Management Systems (“EPMS”) of Lear Corporation (the “Company”), effective immediately. He had previously held this position on an interim basis.

Mr. Orsini, age 39, most recently served as the Interim President, EPMS, since October 2011. Previously, he served as the Company’s Vice President, Operations, EPMS since 2009, Vice President, Sales, Program Management & Manufacturing, EPMS since 2008, Vice President, North America Seating Operations since 2005 and has held various other management positions at Lear since 1994.

In connection with his appointment, on September 12, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) approved an Amended and Restated Employment Agreement (the “Agreement”) for Mr. Orsini. Pursuant to the Agreement, Mr. Orsini will receive an initial annual base salary of $550,000. The Agreement also contains terms substantially similar to those contained in the Company’s executive employment agreements, including severance benefits equal to two-times his base salary and target annual incentive amount upon his termination under certain circumstances, and restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers. The Agreement does not provide for any change in control excise tax gross-up payments.

Mr. Orsini will continue to be eligible for awards under the Company’s incentive plans and to participate in the Company’s other benefit plans and programs, in effect from time to time. The Compensation Committee also approved initial target annual incentive compensation for Mr. Orsini equal to 80% of his base salary and the grant to Mr. Orsini of a supplemental equity award with an aggregate grant date value of approximately $232,000, 75% of which will be in the form of performance shares for the three-year performance period ending December 31, 2014 and 25% of which will be in the form of restricted stock units vesting on February 9, 2015 (together, the “Supplemental Award”). The Supplemental Award is otherwise subject to the standard restricted stock unit and performance share terms and conditions previously filed by the Company.

(d)

On September 11, 2012, the Board elected Kathleen A. Ligocki as a director of the Company, effective immediately, for a term ending at the 2013 annual meeting of stockholders of the Company. Ms. Ligocki’s election expands the size of the Board to eight directors. Ms. Ligocki, an independent director, will be a member of the Audit Committee of the Board.

In connection with her election, the Board approved the payment to Ms. Ligocki of the non-employee director cash retainer under the Company’s Outside Director Compensation Plan, commencing in September 2012. The Board also approved a pro-rata grant to Ms. Ligocki of shares of common stock of the Company having an aggregate grant date value of approximately $87,000, which equals two-thirds of the annual unrestricted stock retainer for non-employee directors under the Company’s Outside Director Compensation Plan.

A copy of the press release announcing Ms. Ligocki’s election to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release, dated September 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: September 12, 2012	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated September 12, 2012